EXHIBIT 11.1

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                                       THREE MONTHS ENDED
                                                                                       ------------------
                                                                            JUNE 30, 2000              JUNE 30, 1999
                                                                            -------------              -------------

Net income (loss ) (in thousands)                                           $       (280)              $        (312)

Weighted average common shares outstanding                                    13,842,561                  11,500,081

Basic income (loss) per share                                               $      (0.02)              $       (0.03)

Dilutive effective of options and warrants outstanding
    under treasury-stock method                                                  -------                     -------


Diluted income (loss) per share                                             $      (0.02)              $       (0.03)